UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

516 Herndon Parkway, Herndon, Virginia 20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 464-5495

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01

Entry Into a Material Definitive Agreement

The information contained under Item 3.02 relating to certain definitive agreements that were entered into in connection with certain private placements of securities by Guardian Technologies International, Inc. (the “Company”), is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities

On April 15, 2005, pursuant to the terms of a Units Purchase Agreement, the Company closed on a private placement of its securities for gross proceeds to the Company of approximately $1,200,000 before the deduction of certain fees and expenses of the offering.  Berthel Fisher & Company Financial Services, Inc. (“Berthel Fisher”), acted as placement agent for the offering.  The offering was made exclusively to certain accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933 (the “Securities Act”).

The Company issued 120,000 units of securities in the offering, each unit consisting of four shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of Common Stock of the Company.  Accordingly, the Company issued an aggregate of 480,000 shares of Common Stock and 120,000 Class B Warrants to investors in the offering.  Each unit was sold at a price of $10.00.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  The Class B Warrants contain certain anti-dilution provisions and other customary provisions.

The Company paid or issued the following compensation to Berthel Fisher for its services as placement agent in connection with the offering: (i) placement agent’s warrants to purchase 10% of the shares issued in the offering (excluding the shares underlying the Class B Warrants) for an aggregate of 48,000 warrants, and (ii) commissions and a non-accountable expense reimbursement in the aggregate amount of approximately $96,000.  The placement agent’s warrants are exercisable at a price of $3.00 per share for a period of five years from the date of issuance, contain certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision and other customary provisions.

On June 7, 2005, four holders of an aggregate of 320,000 of the Company’s outstanding warrants that the Company had issued in connection with a bridge financing paid to the Company an aggregate of $400,000 as consideration for the extension of the exercise period of such warrants through June 18, 2006.  The warrants would have expired on June 18, 2005.   The warrants are exercisable at a price of $2.50 per share.

On July 13, 2005, the Company completed a private placement to certain investors for gross proceeds to the Company of approximately $2,655,000 before the deduction of certain fees and expenses of the placement.  The Company issued an aggregate of 1,327,500 shares of its Common Stock to such investors at a price of $2.00 per share.  The placement was made exclusively to certain accredited investors pursuant to Rule 506 of Regulation D under the Securities Act.  The Company has agreed to pay a 7% commission to Berthel Fisher in connection with the sale of 425,000 shares issued in such placement, which is payable in cash or, at the election of Berthel Fisher, in the form of restricted common stock of Guardian at a purchase price of $2.00 per share.  In addition, the Company has agreed to issue placement agent’s warrants to purchase 10% of the shares issued in the offering and placed by Berthel Fisher for an aggregate of 42,500 placement agent warrants. The placement agent’s warrants are exercisable at a price of $2.60 per share for a period of five years from the date of issuance, contain certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision and other customary provisions.

Proceeds of the placements and from the extension of the warrants are expected to be used for the purpose of product integration and marketing, staff expansion, obtaining certain patent protection for the Company’s products, and for general working capital purposes.

The foregoing securities, including certain securities issued to Berthel Fisher as compensation for its services as placement agent, were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.

Item 8.01.

Other Events

On July 19, 2005, the Company issued a press release regarding the closing of certain private placements of its securities. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits.

99.1

Press Release dated July 19, 2005, filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: July 19, 2005	By: /s/ Michael W. Trudnak Chief Executive Officer